Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of Globant S.A., a corporation (société anonyme) formed under the laws of the Grand Duchy of Luxembourg (the “Corporation”), hereby constitute and appoint Martín Migoya and Alejandro Scannapieco and each of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in any one or more of them, to sign for the undersigned and in their respective names as officers and as Directors of the Corporation, a registration statement on Form S-8 (or other appropriate form) (the “Registration Statement”) relating to the proposed issuance of Common Shares, par value $1.20, of the Corporation and other securities pursuant to the Globant S.A. 2014 Equity Incentive Plan, as amended, and the Globant S.A. Stock Option Agreements (or any and all amendments, including post-effective amendments, to such Registration Statement) and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with full power of substitution; hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Martín Migoya
Martín Migoya	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	June 3, 2016

/s/ Alejandro Scannapieco
Alejandro Scannapieco	Chief Financial Officer (Principal Financial Officer)	June 3, 2016

/s/ Natalia Kanefsck
Natalia Kanefsck	Chief Accounting Officer (Principal Accounting Officer)	June 3, 2016

/s/ Martín Gonzalo Umaran
Martín Gonzalo Umaran	Director and Chief of Staff	June 3, 2016

/s/ Guibert Andrés Englebienne
Guibert Andrés Englebienne	Director and Chief Technology Officer	June 3, 2016

/s/ Francisco Álvarez-Demalde
Francisco Álvarez-Demalde	Director	June 3, 2016

/s/ David J. Moore
David J. Moore	Director	June 3, 2016

/s/ Mario Eduardo Vázquez
Mario Eduardo Vázquez	Director	June 3, 2016

/s/ Philip A. Odeen
Philip A. Odeen	Director	June 3, 2016

Signature	Title	Date

/s/ Marcos Galperin
Marcos Galperin	Director	June 3, 2016

/s/ Timothy Mott
Timothy Mott	Director	June 3, 2016